Exhibit 10.10

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT
This Amended and Restated Investment Management Agreement (this “Agreement”), dated as of January 25, 2019 and effective as of January 1, 2018, is entered into by and among Watford Asset Trust I, a Delaware statutory trust (the “Company”), Watford Re Ltd., a Bermuda exempted company with limited liability (the “Parent”), and HPS Investment Partners, LLC, a Delaware limited liability company (f/k/a Highbridge Principal Strategies, LLC) (the “Investment Manager”).
WHEREAS, the Parent has established the Company pursuant to an Amended and Restated Trust Agreement (as amended and modified from time to time, the “Trust Agreement”) dated as of June 2, 2015 between the Parent as depositor and Wilmington Trust National Association as owner trustee.
WHEREAS, the Company and the Investment Manager entered into that certain Investment Management Agreement on June 2, 2015 (the “Original Agreement”);
WHEREAS, the Company and the Investment Manager wish to amend and restate the Original Agreement in its entirety as set forth herein;
WHEREAS, the Company wishes to retain the Investment Manager to provide the investment management services described herein and the Investment Manager wishes to provide such services; and
WHEREAS, the Company has all requisite authority to appoint one or more investment managers to supervise and direct the investment and reinvestment of the assets of the Company.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto agree as follows:
Section 1.    Investment Description; Appointment.
(a)    The Company desires to utilize and hereby appoints the Investment Manager as its agent and attorney-in-fact to act as exclusive investment manager with full investment authority for the investment and reinvestment of those assets in the Company’s investment account (the “HPS Investment Account”) for the purpose of investing the assets to be managed by the Investment Manager under the terms of this Agreement. The Investment Manager accepts such appointment by executing this Agreement.
(b)    During the term of this Agreement, the Company shall engage the Investment Manager to be the Company’s exclusive investment advisor for the HPS Investment Account.
Section 2.    Services as Investment Manager.
(a)    Subject to the Investment Guidelines of the Company attached hereto as Exhibit A (as amended from time to time in accordance with Section 3(a), the “HPS Investment Guidelines”) or such other guidelines as the parties may agree, the Investment Manager will be empowered (i)

to formulate the overall trading and investment strategy of the HPS Investment Account and the related borrowing activities required in order to implement such strategy and (ii) to exercise full discretion in the management of the trading and investment transactions and related activities of the Company in order to implement such strategy.
(b)    In furtherance of the foregoing, the Company hereby designates and appoints the Investment Manager as its agent and attorney-in-fact in connection with its management of the HPS Investment Account, with full power and authority, subject to the HPS Investment Guidelines or such other guidelines as the parties may agree, and without the need for further approval of the Company, except as may be required by applicable law, to have the exclusive power on behalf of the Company to, among other things, (i) make all investment decisions for the HPS Investment Account and effect any and all transactions in all securities, loans and instruments, including, without limitation, equity and debt securities (including derivatives thereon), bank loans (via participations or assignments), currencies and commodities (and options, futures, derivatives, swaps, and forward contracts thereon), trade claims, arbitrages, leases, tax liens, break-ups, consolidations, reorganizations and similar securities of United States and non-United States issuers, and everything connected therewith in the broadest sense, (ii) determine all matters relating to the manner, method and timing of investment transactions and engage consultants and analysts in connection therewith, (iii) monitor the investment performance of the HPS Investment Account, (iv) value the Company’s investment assets held in the HPS Investment Account in accordance with the Watford Investment Management Agreement (as hereinafter defined), (v) negotiate the terms of all agreements to be entered into on behalf of the Company and make and execute all such documents and take all such other actions as the Investment Manager considers necessary or appropriate to carry out its investment advisory duties hereunder, (vi) retain brokers, including prime brokers, dealers, banks and other intermediaries by or through whom such investment transactions will be executed or carried out, open accounts, borrow funds, pledge assets, retain placement agents and enter into loan facilities and other instruments, including, without limitation, prime brokerage agreements, pledge agreements, International Swaps and Derivatives Association (“ISDA”) master agreements and placement agent agreements, for the Company, (vii) draw funds on accounts of the Company and direct banks, brokers or other custodians to effect deliveries of funds or assets, but only in the course of effecting investment transactions for the HPS Investment Account hereunder, (viii) provide certain financial, accounting, legal/compliance, technology, investor relations and other back-office services to the Company and (ix) engage attorneys, independent accountants, consultants, investment bankers or such other persons as the Investment Manager may deem necessary or advisable, on behalf of, and at the expense of, the Company. For the avoidance of doubt, if permitted by applicable law, the Investment Manager may, on behalf of the HPS Investment Account, make short-term investments of excess cash in money-market funds and other similar cash management instruments sponsored and/or managed by JPMorgan Chase & Co. or its affiliates (collectively, “JPMorgan”).
(c)    The Investment Manager and its agent are authorized, but will not be required, to vote, tender or convert any securities in the HPS Investment Account; to execute waivers, consents and other instruments with respect to such securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities; and the Investment Manager will not incur any liability to the Company by reason of any exercise of, or failure to exercise, any such discretion in the absence of gross negligence or bad faith. The Investment Manager may delegate all or a portion of its responsibilities under this Agreement with respect to voting or proxy solicitations for the Company to one or more third parties selected by the Investment Manager.
(d)    The Investment Manager acknowledges that the trustees of the Company (the “Trustees”) will undertake with the Parent a process annually, or more frequently as necessary, to review all relevant facts and determine a business plan for the Company for the applicable succeeding year. In addition, the Trustees will regularly assess in consultation with the Parent the Company’s business, including its business plan, investment strategy, investment portfolio and investment performance. The Investment Manager hereby agrees to furnish the Trustees with the current investment strategy and the proposed future investment strategy for subsequent periods, which strategies shall be in accordance with the Investment Guidelines or such other guidelines as the parties may agree, as well as any other information reasonably requested by the Trustees. The Investment Manager agrees to work in good faith with the Company and the Trustees to coordinate and align the investment strategy and the underwriting strategy with the Company’s business plan.
(e)    The Investment Manager further agrees to furnish the Trustees and the Parent with any relevant reporting information the Trustees may reasonably request with respect to the investment portfolio of the Company. In addition, the Investment Manager agrees to assist the Trustees to update from time to time the schedule of Contributed Assets (as defined in the Trust Agreement) attached to the Trust Agreement as Schedule A.
(f)    The Investment Manager may delegate all or a portion of its responsibilities under this Agreement to one or more sub-advisors selected by the Investment Manager or to affiliates of the Investment Manager without further consent of the Company; provided, however, that any such delegation will be revocable by the Investment Manager.
Section 3.    Certain Additional Limitations and Obligations.
(a)    The HPS Investment Guidelines may only be amended upon the written agreement of the Investment Manager, the Parent and the Company (as approved by the Trustees).
(b)    The parties acknowledge and agree that the Company has entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. Notwithstanding anything herein to the contrary, for so long as the Credit Agreement remains in effect, the Company shall only maintain such accounts and investments as are permitted pursuant to the terms of the Credit Agreement and the Collateral Administration Agreement (as such term is defined in the Credit Agreement). For so long as the Credit Agreement is in effect, the Investment Manager shall perform such services and cause the Company to comply with the terms, covenants and conditions of the Credit Agreement and the Collateral Administration Agreement relating to the investment, valuation and related reporting requirements in respect of Collateral Assets, all as the Company and the Investment Manager may further agree and modify from time to time. After the Credit Agreement is no longer in effect, the Investment Manager shall perform its services hereunder subject to the terms of the Investment Guidelines or such other guidelines as the parties may agree.

Section 4.    Compensation and Expenses. The Investment Manager will be entitled to fees and to reimbursement of expenses in accordance with the Fee Schedule annexed hereto as Exhibit B (the “Fee Schedule”).
Section 5.    No Guarantees; Exculpation.
(a)    All transactions effected for the Company’s HPS Investment Account by the Investment Manager will be for the Company’s account and risk. The Company will bear all of the risk with regard to all of the investments and transactions effected or facilitated in the HPS Investment Account by the Investment Manager and/or its delegates on behalf of the Company. The Investment Manager has not made and does not make any representation, warranty or guarantee whatsoever as to the success or profitability of any investment or the Investment Manager’s trading methods and strategies, and the Company has not relied on any representation, warranty or guarantee from the Investment Manager or any of its affiliates, principals, officers, directors, members, managers, employees, agents or representatives, and has not entered into this Agreement in consideration of or in reliance upon any such representation, warranty or guarantee from the Investment Manager or any of its affiliates, principals, officers, directors, members, managers, employees, agents or representatives.
(b)    No Indemnified Person (as defined below) will be liable to the Company for any losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification and the cost of pursuing any insurance providers (collectively, “Losses”) suffered by the Company in connection with any matters to which this Agreement relates, including, but not limited to, trading losses, except those Losses resulting from (x) such Indemnified Person’s gross negligence or intentional misconduct or (y) material intentional breaches of the HPS Investment Guidelines by the Investment Manager, which breaches are not cured within 90 days of the earlier of (A) the date on which the Investment Manager becomes aware of such breach, and (B) the date on which the Investment Manager receives a notice of such breach from the Company; provided, however, that for the avoidance of doubt, it is agreed and understood that no breach of the HPS Investment Guidelines shall be deemed to have occurred if (i) the Company has agreed in writing to an amendment to such HPS Investment Guidelines such that the Investment Manager’s actions under the amended HPS Investment Guidelines would not constitute a breach of such guidelines or (ii) such actions were approved by the Company’s Trustees in writing or (iii) such actions were taken pursuant to instructions provided by the Company. An Indemnified Person may consult with reputable legal counsel, accountants, consultants or other advisors in respect of any matters to which this Agreement relates, and shall not be liable to the Company for any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel, accountants, consultants or other advisors; provided that such counsel, accountants, consultants and other advisors shall have been selected and monitored with reasonable care.
Section 6.    Indemnification. To the fullest extent permitted by applicable law, the Company will indemnify and hold harmless the Investment Manager and its members, managers, officers, partners, affiliates and employees (each, an “Indemnified Person”) from and against any

Losses suffered or sustained by an Indemnified Person by reason of the fact that he, she or it was an Indemnified Person, including, without limitation, any judgment, settlement, reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that the Company shall not be liable to any Indemnified Person to the extent such Losses resulted from an action or inaction, or mistake of judgment, taken by an Indemnified Person that constituted fraud, gross negligence or intentional misconduct, in each case as determined in a final non-appealable judgment by a court of competent jurisdiction. The Company will advance to any Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the investigation and/or defense of any such action or proceeding. If for any reason (other than such Indemnified Person’s fraud, gross negligence or intentional misconduct, in each case as determined in a final non-appealable judgment by a court of competent jurisdiction) the indemnification described in this paragraph is unavailable to any Indemnified Person in connection to a Loss, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Indemnified Person, on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.
Section 7.    Service to Other Companies or Accounts; Agency Cross Transactions.
(a)    The Company understands that the Investment Manager will act as investment adviser to other entities, and the Company has no objection to such actions by the Investment Manager. Whenever the Company and one or more other clients advised by the Investment Manager have available funds for investments, investments suitable and appropriate for each will be allocated among the Company and the other clients in the Investment Manager’s sole discretion. In addition, the Company understands that the persons employed by the Investment Manager to assist in the performance of the Investment Manager’s duties under this Agreement will not devote their full time to serving the Company and that nothing contained in this Agreement should be deemed to limit or restrict the right of the Investment Manager or any affiliate of the Investment Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
(b)    The Investment Manager hereby covenants that all principal transactions and agency cross transactions for the HPS Investment Account will be effected by the Investment Manager in accordance with applicable law, including Section 206(3) of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”).
(c)    The Investment Manager will not effect a principal transaction for the HPS Investment Account with the Investment Manager or any affiliate of the Investment Manager unless the Company has consented to such transaction. The Company authorizes the Investment Manager to select an independent third party unaffiliated with the Investment Manager to review and approve or disapprove any such transactions consistent with applicable law, at the Company’s expense.
(d)    Consistent with applicable law, the Investment Manager and any affiliated broker-dealers are hereby authorized by the Company to execute agency cross transactions on behalf of the HPS Investment Account; provided, however, that any agency cross transaction with an affiliated broker-dealer shall be on an arm’s length basis. Each agency cross transaction will be executed through the use of a methodology to determine the transfer price deemed fair and equitable by the Investment Manager. The Company may revoke this consent by written notice to the Investment Manager at any time.
(e)    For purposes of this Section 7, (i) a “principal transaction” is a transaction in which the Investment Manager or an affiliate of the Investment Manager effects a trade between the HPS Investment Account and the account of the Investment Manager or an affiliate of the Investment Manager and (ii) an “agency cross transaction” is a transaction in which the Investment Manager or an affiliate of the Investment Manager acts as a broker for both the HPS Investment Account and another person on the other side of the transaction.
Section 8.    Brokerage Arrangements; Soft Dollars.
(a)    Subject to the provisions of Section 7, the Investment Manager may select any broker or dealer, including itself or its affiliates, in connection with any investment or any trade. The Company hereby authorizes the Investment Manager and/or its delegates to effect transactions for the HPS Investment Account through affiliated broker-dealers, and the affiliated broker-dealers may retain commissions in connection with effecting such agency transactions. In choosing brokers and dealers, the Investment Manager will not be required to consider any particular criteria. The Investment Manager is not required to select the broker or dealer that charges the lowest transaction cost, even if that broker provides execution quality comparable to other brokers or dealers. The Investment Manager may consider the value of various services or products, beyond execution, that a broker-dealer provides to the Company or the Investment Manager. The Company understands that other broker-dealers may be willing to effect transactions for the Company at lower commission rates than those charged by affiliated broker-dealers.
(b)    The Company acknowledges and agrees that, subject to the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, the Investment Manager may effect securities transactions which cause the Company to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged, provided that the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer to the Investment Manager, viewed in terms of either the specific transaction or the Investment Manager’s overall responsibilities to the accounts for which the Investment Manager exercises investment discretion. For these purposes, “research services” means services or products used to provide lawful and appropriate assistance to the Investment Manager in making investment decisions for its clients. The types of research the Investment Manager may acquire include: reports on or other information about particular companies or industries; economic surveys and analyses; recommendations as to specific securities; financial publications; portfolio evaluation services; financial database software and services; computerized news, pricing and order-entry services and other products or services that may enhance the Investment Manager’s investment decision making. The Company hereby acknowledges that the Investment Manager or its affiliates may obtain research services from brokerage commissions charged to the Company that may be used to benefit the Company’s HPS Investment Account, as well as accounts other than the Company’s HPS Investment Account.
Section 9.    [Reserved].
Section 10.    [Reserved].
Section 11.    [Reserved].
Section 12.    Entire Agreement; Integration of Rights. This Agreement and the Watford Investment Management Agreement, together with the documents and agreements executed by the parties on the Effective Date, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto relating to the subject matter hereof, and each party hereto agrees that each and every such prior agreement and understanding is terminated and replaced in its entirety by the rights created by this Agreement, the Watford Investment Management Agreement and the other documents and agreements executed by the parties on the Effective Date.
Section 13.    Non-Assignability. Except as provided herein, neither party to this Agreement may effect an assignment, as defined in the Advisers Act and rules thereunder, of this Agreement without the express written consent of the other party.
Section 14.    Term; Termination.
(a)    This Agreement became effective as of June 2, 2015 (the “Effective Date”) for an initial term which expires on December 31, 2025 (such period, the “Initial Term”); provided, however, that the term of this Agreement will automatically renew for a five-year period following the Initial Term if neither the Company nor the Investment Manager gives written notice to the other party that it will not renew at least 24 months prior to the end of the Initial Term. Thereafter, the term will continue to renew for successive five-year periods unless either party gives notice to not renew at least 24 months before the end of the then current term. Notwithstanding the foregoing, this Agreement shall terminate automatically upon the expiration or sooner termination of the Second Amended and Restated Investment Management Agreement effective as of January 1, 2018 (the “Watford Investment Management Agreement”) among the Parent, the Investment Manager, Watford Holdings Ltd. and Arch Underwriters Ltd.
(b)    The occurrence of any of the following (each, a “Company Termination Event”) shall constitute a Company Termination Event:
(i)    the conviction of any of the Investment Manager’s officers or employees of any crime subjecting such officer or employee to any disqualification that would be the basis for denial, suspension or revocation of registration of the Investment Manager under Section 203(e) of the Advisers Act;
(ii)    material non-compliance by the Investment Manager with any material law applicable to the Investment Manager in the performance of its obligations hereunder, which non-

compliance has a material adverse effect on the Company or the Investment Manager’s performance hereunder and has not been cured within 90 Business Days after discovery by the Investment Manager;
(iii)    the Investment Manager intentionally breaches the HPS Investment Guidelines, and such breach could reasonably be expected to have a material adverse effect on the Company and the Investment Manager shall have failed to cure such breach within 30 Business Days of the earlier of (x) the date on which the management of the Investment Manager becomes aware of any such breach and (y) the date on which the Investment Manager receives notice of such breach from the Company; provided, however, that for the avoidance of doubt, it is agreed and understood that no material breach of such HPS Investment Guidelines shall be deemed to have occurred if (A) the Company and the Investment Manager have agreed in writing to an amendment to such HPS Investment Guidelines such that the Investment Manager’s actions under the amended HPS Investment Guidelines would not constitute a breach of such guidelines or (B) such breach is approved by the Company’s Trustees in writing prior to making any investment that would otherwise constitute a breach of the HPS Investment Guidelines or (C) such breach is pursuant to instructions provided by the Company;
(iv)    [Reserved];
(v)    [Reserved];
(vi)    failure by the Investment Manager to use substantially the same standard of care and apply substantially similar investment making and risk management processes as it applies to its other clients pursuing substantially similar investment strategies, taking into account the HPS Investment Guidelines, the Company’s risk tolerances, the Investment Manager’s obligations hereunder and any directions of the Company, which failure is not cured within 90 Business Days of receipt of written notice from the Company; or
(vii)    a change of control of the Investment Manager that results in a breach of the Investment Manager’s obligations pursuant to this Agreement, which breach has not been cured within 90 Business Days of receipt of written notice from the Company.
(c)    The occurrence of any of the following (each, an “Investment Manager Termination Event”) shall constitute an Investment Manager Termination Event:
(i)    the determination by the Investment Manager that the termination of this Agreement is necessary or advisable to comply with the Bank Holding Company Act (the “BHCA”), the Dodd-Frank Act or any other current or future laws, rules, regulations or legal requirements applicable to the Investment Manager, its affiliates or JPMorgan or to reduce or eliminate the impact or applicability to the Company of any bank regulatory restrictions that might otherwise be imposed upon the Company as a result of JPMorgan’s status as a bank holding company under the BHCA;
(ii)    insolvency or bankruptcy of the Company or Parent;

(iii)    material non-compliance by the Company with any material law or regulation applicable to the Company (other than any non-compliance resulting from the Investment Manager’s action or failure to act in accordance with the terms of this Agreement), which non-compliance has a material adverse effect on the Company and has not been cured within 90 Business Days of receipt of written notice from the Investment Manager or discovery by the Company; or
(iv)    non-payment of a material amount due to the Investment Manager which non-payment has not been cured within 90 Business Days of receipt of written notice from the Investment Manager.
(d)    Upon the occurrence of a Company Termination Event, the Company may, at its option, terminate this Agreement by delivering to the Investment Manager a written notice of termination indicating the Termination Event causing such termination and the effective date of such termination.
(e)    Upon the occurrence of an Investment Manager Termination Event, the Investment Manager may, at its option, terminate this Agreement by delivering to the Company a written notice of termination indicating the effective date of such termination. For the avoidance of doubt, upon such termination, the Investment Manager shall be entitled to receive such fees and other compensation pursuant to the Fee Schedule calculated in accordance with Section 14(e) of the Watford Investment Management Agreement.
Section 15.    Independent Contractor. The Investment Manager shall for all purposes herein be deemed to be an independent contractor with respect to the Company. The Investment Manager shall not, by reason of its duties and functions hereunder, be deemed to be acting as a partner of or to be engaged in a joint venture with, the Company.
Section 16.    Notices. Any notice, direction, instruction, acknowledgment or other communication required or contemplated by this Agreement will be in writing and addressed to the parties as follows:
If to the Company:
Watford Asset Trust I
c/o Watford Re Ltd.
Waterloo House
1st Floor
100 Pitts Bay Road
Pembroke HM 08
Bermuda

P.O. Box HM 2069
Hamilton, HM HX
Bermuda
Attention: Jonathan Levy
Telecopier No.: (441) 278-3451
Telephone No.: (441) 278-3453
If to the Parent:
Watford Re Ltd.
Waterloo House
1st Floor
100 Pitts Bay Road
Pembroke HM 08
Bermuda
P.O. Box HM 2069
Hamilton, HM HX
Bermuda
Attention: Jonathan Levy
Telecopier No.: (441) 278-3451
Telephone No.: (441) 278-3453
with a copy (which shall not constitute notice) to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Gary D. Boss
Telecopier No.: (212) 878-8375
Telephone No.: (212) 878-8063
If to the Investment Manager:
HPS Investment Partners, LLC
40 West 57th Street, 33rd Floor
New York, New York 10019
Attention: Kathy Choi
Telecopier No.: (212) 520-3848
Telephone No.: (212) 287-5548
Section 17.    Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, the Investment Manager, each Indemnified Person, and their respective successors and permitted assigns. Any person that is not a signatory to this Agreement, but is nevertheless conferred any rights or benefits hereunder, e.g., members and officers of the Investment Manager and others who are entitled to indemnification hereunder, will be entitled to such rights and benefits as if such person were a signatory hereto, and the rights and benefits of such person hereunder may not be impaired without such person’s express written consent.
Section 18.    [Reserved].
Section 19.    Amendment and Waiver. No provision of this Agreement may be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
Section 20.    Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflict of laws principles.
Section 21.    Forum Selection; Service of Process.
(a)    To the fullest extent permitted by law, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall only be brought in the Federal courts located in the County of New York in the State of New York and not in any other State or Federal courts located in the United States of America or any court in any other country, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.
(b)    Nothing in this Section 21 shall affect any right of the party hereto to serve process in any manner permitted by law.
(c)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.
Section 23.    Severability. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
Section 24.    Headings. The headings contained in this Agreement are intended solely for convenience and will not affect the rights of the parties to this Agreement.
Section 25.    Non-Recourse Obligations; No Petition.
(a)    The Investment Manager covenants and agrees that the obligations of the Company under this Agreement are limited recourse obligations of the Company, payable solely from the assets of the Company and any claims of the Investment Manager shall be paid and satisfied solely out of such assets. It is understood that this provision shall not constitute a waiver, release or discharge of any obligation evidenced by this Agreement until all of the assets of the Company have been exhausted, whereupon any outstanding obligation shall be extinguished and shall not thereafter revive.
(b)    The Investment Manager covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Obligations (as defined in the Credit Agreement), it shall not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.
Section 26.    Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally but solely as owner trustee of the Company, in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement dated as of June 2, 2015 between Watford Re Ltd. as depositor and WTNA as owner trustee, (ii) each of the representations, undertakings and agreements herein made on the part of the Company is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Company, (iii) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein of the Company, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) WTNA has made no investigation as to the accuracy or completeness of any representations and warranties made by the Company in this Agreement and (v) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Company or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Company under this Agreement or any other related documents.
Section 27.    Survival. The provisions of Sections 4, 5, 6, 12, 17, 19, 20, 21, 25 and 26 hereof and this Section 27 will survive the termination of this Agreement.
* * * * * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WATFORD RE LTD.

By:	/s/ Jon Levy
	Name:	Jon Levy
	Title:	President and CRO

WATFORD ASSET TRUST I

By:	Wilmington Trust, National Association, not in its
Individual capacity, but solely as owner trustee

By:	/s/ Erwin M. Soriano
	Name:	Erwin M. Soriano
	Title:	Vice President

HPS Investment Partners, LLC
(f/k/a HIGHBRIDGE PRINCIPAL STRATEGIES, LLC)

By:	/s/ Faith Rosenfeld
	Name:	Faith Rosenfeld
	Title:	Chief Administrative Officer

[Signature Page to Amended and Restated Investment Management Agreement]

Exhibit A
Investment Guidelines
Composition of Investments: The HPS Investment Account will primarily be invested in corporate debt instruments, including bank loans and high yield bonds. The HPS Investment Account may also include other instruments, including mezzanine debt, equities, credit default swaps, structured credit instruments and other derivative products. The HPS Investment Account may be hedged to reduce volatility and protect against systemic risks primarily through credit derivative products including indices. In addition, the HPS Investment Account may include short positions (for example, opportunistic short positions in issuers that display deteriorating fundamentals or in securities or derivatives that appear mispriced).
Concentration of Investments: Other than cash and cash equivalents, investment positions with a single issuer will comprise no more than 7.5% of the aggregate value of the long investments of the Company (valued using the methodologies set forth in Section 11(a) of the Investment Management Agreement, the “Long Market Value”). For the avoidance of doubt, the largest four investment positions with single issuers will not aggregate to more than 30% of Long Market Value. Each such determination is made at the time of the applicable investment. Positions established primarily for hedging purposes (including, without limitation, index positions) will not be subject to this limit. For the avoidance of doubt, capital structure arbitrage positions in an issuer will be deemed separate investments for the purposes of calculating this limit.
Leverage: The Investment Manager expects to utilize leverage in order to increase its investment capacity. Leverage may take a variety of forms, including total return swaps and other derivatives, loans for borrowed money, trading on margin and the use of inherently leveraged instruments. If leverage exceeds, or is planned to exceed, 80% of Net Asset Value (i.e., $1.80 of Long Market Value for $1 of Net Asset Value) for any longer than fifteen Business Days, the Investment Manager, together with the Company, will timely notify the rating agency set forth on Exhibit C of such condition and of the Company’s remediation plan with respect thereto to update the agency on the then current investment strategy.
Equity: The Investment Manager’s research and investment process will sometimes present attractive common or preferred equity opportunities. Generally, the equity strategy will be focused on either a value oriented approach or a catalyst to a realization event. Examples of such catalysts can include restructurings, lawsuits, and regulatory changes, among other examples. Equity investments resulting in ownership exceeding 18.5% of the outstanding equity securities of an issuer, measured at the time of investment, will require prior approval from the Company. It is not expected that the equity investments will represent more than 10% of the Long Market Value.
Monitoring: The Investment Manager will provide monthly risk and performance reports to the Company regarding the investment performance of the Investment Manager and will review risk and performance in detail with the Company on a quarterly basis.

A-1

Tax Considerations: The Investment Manager shall not intentionally or with reckless disregard take any action with respect to the Investable Assets which would cause the Company to be engaged, or deemed to be engaged, in a United States trade or business for United States federal income tax purposes or to be subject to United States federal income tax on a net income basis or income tax on a net income basis in any other jurisdiction, or otherwise result in material adverse tax consequences to the Company; provided, however, that the Investment Manager shall be deemed to have satisfied the requirements of this paragraph if the Investment Manager complies with guidelines agreed between the Company and the Investment Manager on the date hereof, as the same may be amended in writing from time to time, or has obtained written advice from counsel that such investment or transaction will not result in any effectively connected income to the Company.

A-2

Exhibit B
Fee Schedule
The Company shall pay to the Investment Manager all fees (including all management fees and performance fees) that the Investment Manager would have earned had the assets of the Company been held and valued pursuant to the terms of the Watford Investment Management Agreement. In addition, the Company shall reimburse the Investment Manager for all expenses incurred in connection with the Investment Manager’s services under this Agreement to the extent that such expenses would have been eligible for reimbursement had they been incurred pursuant the Watford Investment Management Agreement. All such fees and expenses shall be paid or reimbursed at the times and in the manner payable or reimbursable pursuant to the terms of the Watford Investment Management Agreement.

B-3